As filed with the Securities and Exchange Commission on June 1, 2016

Registration Statement No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOVABAY PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	68-0454536 (I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608 (Address, including zip code, of principal executive offices)
2007 Omnibus Incentive Plan, as Amended (Full title of the plan)
Mark Sieczkarek Chief Executive Officer and President 5980 Horton Street, Suite 550 Emeryville, CA 94608 (Name and address of agent for service)

(510) 899-8800

(Telephone number, including area code, of agent for service)

Copies to:
Abby E. Brown, Esq.

Squire Patton Boggs (US) LLP
2550 M Street, Northwest

Washington, DC 20037
(202) 457-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered(1),(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
2007 Omnibus Incentive Plan, as Amended
Common Stock, par value $0.01 per share	1,124,836 shares	$2.78	$3,127,044	$315

1      This Registration Statement registers the issuance of an additional 1,124,836 shares of common stock, par value $0.01 per share of NovaBay Pharmaceuticals, Inc., which may be issued pursuant to the terms and conditions of the 2007 Omnibus Incentive Plan, as amended on April 19, 2008, March 21, 2012 and May 26, 2016 (the “2007 Plan”).

2      Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2007 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

3      Computed in accordance with Rule 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Registrant’s common stock on May 27, 2016 as reported by the NYSE MKT LLC.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) registers an additional 1,124,836 shares of common stock, par value $0.01 per share, issuable by NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Registrant” or the “Company”) for issuance under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended (the “2007 Plan”). The increase in the number of shares available for issuance under the 2007 Plan by 1,124,836 shares was approved by the Registrant’s stockholders on May 26, 2016. The increase in the number of shares available to be awarded under the 2007 Plan, as well as a summary of the terms of the 2007 Plan, are described in the Registrant’s definitive proxy statement and definitive additional materials, filed with the United States Securities and Exchange Commission (the “SEC”) on April 18, 2016 and May 18, 2016, respectively.

The contents of the prior Registration Statements on Form S-8 filed with the SEC on November 13, 2007, January 30, 2009, and January 22, 2010 (File Nos. 333-147334, 333-157041 and 333-164469, respectively), Post-Effective Amendments No. 1 to Registration Statements on Form S-8 filed with the SEC on June 30, 2010 (File Nos. 333-147334, 333-157041 and 333-164469), and the prior Registration Statements on Form S-8 filed with the SEC on January 31, 2011, March 29, 2012, January 14, 2013, March 7, 2014, June 16, 2014, March 31, 2015 and January 13, 2016 (File Nos. 333-171981, 333-180461, 333-185998, 333-194383, 333-196764, 333-203109, and 333-208985, respectively), relating to the 2007 Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

This Registration Statement relates to securities of the same class as those to which the prior Registration Statements, listed directly above, relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the 2007 Plan listed on the cover of this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (which includes audited financial statements for the Registrant’s latest fiscal year), filed on March 4, 2016.

(b)     The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 12, 2016.

(c)     The Registrant’s Current Reports on Form 8-K filed on May 27, 2016, May 9, 2016, April 5, 2016, March 23, 2016, March 22, 2016, March 1, 2016, February 24, 2016, February 17, 2016, January 29, 2016, January 14, 2016, January 6, 2016, and January 5, 2016.

(d)     The description of the Registrant’s common stock which is contained in the Company’s Current Report on Form 8-K, filed on June 29, 2010.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor in any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of common stock registered under this Registration Statement has been passed upon for the Registrant by Squire Patton Boggs (US) LLP.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, filed with the SEC on June 30, 2010.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit

4.1(1)	Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.5(5)	Amended and Restated Bylaws

5.1	Opinion of Squire Patton Boggs (US) LLP

23.1	Consent of OUM & Co. LLP

23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

99.1(6)	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

99.2(7)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

(1)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the SEC on June 29, 2010.
(2)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the SEC on June 4, 2014.
(3)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the SEC on October 2, 2015.
(4)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the SEC on December 21, 2015.
(5)	Incorporated by reference to Exhibit 3.2 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the SEC on June 29, 2010.
(6)	Incorporated by reference to the 2007 Plan attached as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-33678) as filed with the SEC on April 18, 2016.
(7)	Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-140714), as filed with the SEC on May 29, 2007.

Item 9. Undertakings.

Incorporated by reference to the Company’s Registration Statement on Form S-8, filed with the SEC on January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on June 1, 2016.

NOVABAY PHARMACEUTICALS, INC.

/s/ Mark M. Sieczkarek
Mark M. Sieczkarek
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Mark M. Sieczkarek, Thomas J. Paulson and Justin Hall, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of, or in conjunction with, this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Mark M. Sieczkarek	Chairman of the Board, Chief Executive Officer and President (principal executive officer)	June 1, 2016
Mark M. Sieczkarek

/s/ Thomas J. Paulson	Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 1, 2016
Thomas J. Paulson

/s/ Paul E. Freiman	Director	June 1, 2016
Paul E. Freiman

/s/ Xinzhou (Paul) Li	Director	June 1, 2016
Xinzhou (Paul) Li

/s/ Xiaoyan (Henry) Liu	Director	June 1, 2016
Xiaoyan (Henry) Liu

/s/ Gail J. Maderis	Director	June 1, 2016
Gail J. Maderis

/s/ T. Alex McPherson, M.D., Ph.D.	Director	June 1, 2016
T. Alex McPherson, M.D., Ph.D.

/s/ Mijia (Bob) Wu	Director	June 1, 2016
Mijia (Bob) Wu

/s/ Todd Zavodnick	Director	June 1, 2016
Todd Zavodnick

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1(1)	Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc.

4.5(5)	Amended and Restated Bylaws

5.1	Opinion of Squire Patton Boggs (US) LLP

23.1	Consent of OUM & Co. LLP

23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

99.1(6)	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

99.2(7)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

(1)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the SEC on June 29, 2010.
(2)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the SEC on June 4, 2014.
(3)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the SEC on October 2, 2015.
(4)	Incorporated by reference to Exhibit 3.1 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the SEC on December 21, 2015.
(5)	Incorporated by reference to Exhibit 3.2 of the Company report on Current Form 8-K (File No. 001-33678) as filed with the SEC on June 29, 2010.
(6)	Incorporated by reference to the 2007 Plan attached as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-33678) as filed with the SEC on April 18, 2016.
(7)	Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-140714), as filed with the SEC on May 29, 2007.